Exhibit T3A.17

Delaware	PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CBL MEZZ MEMBER, LLC”, CHANGING ITS NAME FROM “CBL MEZZ MEMBER, LLC” TO “CBL GETTYSBURG MEMBER, LLC”, FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF APRIL, A.D. 2012, AT 10:21 O’CLOCK A.M.

Jeffrey W. Bullock, Secretary of State
5037757 8100	AUTHENTICATION: 9500775

120425919	DATE: 04-13-12

You may verify this certificate online at corp. delaware. gov/authver. shtml

State of Delaware
Secretary of State Division of Corporations Delivered 10:23 AM 04/13/2012
FILED 10:21 AM 04/13/2012
SRV 120425919 – 5037757 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:_________________________________________________
CBL Mezz Member, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:
First: The name of the Limited Liability Company is CBL Gettysburg Member, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 11th day of April, A.D. 2012 .

By:
Authorized Person (s)

Name:	Ronald I. Feldman
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